

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL American Properties Fund, Inc. at September 30, 1997, and its statement of income for the nine months then ended and is qualified in its entirety by reference to the Form 10Q of CNL American Properties Fund, Inc. for the nine months ended September 30, 1997.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      57,339,100<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                  748,108
<ALLOWANCES>                                    11,177
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     171,957,077
<DEPRECIATION>                               1,707,889
<TOTAL-ASSETS>                             288,151,045
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                          288,675
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                 255,314,603
<TOTAL-LIABILITY-AND-EQUITY>               288,151,045
<SALES>                                              0
<TOTAL-REVENUES>                            12,252,450
<CGS>                                                0
<TOTAL-COSTS>                                2,491,055
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,737,809
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,737,809
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,737,809
<EPS-PRIMARY>                                     0.48
<EPS-DILUTED>                                        0

<F2>Balance inclusive of $16,014,345 in restricted cash at September 30, 1997.
<F1>Due to the nature of its industry, CNL American Properties Fund, Inc. has an unclassified balance sheet, therefore, no values are shown above for current assets and current liabilities.



